EXHIBIT 99.2

AUDIT COMMITTEE CHARTER FOR SECURITY CAPITAL ASSURANCE LTD
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PURPOSE

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, including the Company's system of internal controls, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements, including the Company's Code of Business Conduct and Ethics and Compliance Program.

The Audit Committee shall prepare the report required to be included in the Company's annual proxy statement.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members, each of whom shall be financially literate and at least one of whom shall be a "financial expert" as defined in applicable laws, rules or regulations. The members of the Audit Committee shall meet the independence, experience and other requirements of the New York Stock Exchange and any other requirements set forth in applicable laws, rules and regulations or the Company's governance documents. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of that Audit Committee member effectively to serve on the Audit Committee.

The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board if necessary or appropriate.

MEETINGS

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management (including the CEO and CFO where required by applicable law or otherwise as appropriate), the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have sole authority to appoint or replace the independent auditor, subject to required shareholder ratification. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

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The Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor in accordance with applicable laws, rules and regulations.

The Audit Committee may form and delegate authority to subcommittees comprising one or more members of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority to retain independent legal, accounting, actuarial and other advisors, as it determines to be necessary to carry out its duties. The Company will provide for the appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and re-assess the adequacy of this Charter annually and recommend any proposed changes to the Nominating & Governance Committee and ultimately to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENTS, EARNINGS RELEASES AND RELATED DISCLOSURE MATTERS

1. Meet to review and discuss with management and the independent auditor the Company's annual audited financial statements, including specific disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

2. Meet to review and discuss with management and the independent auditor the Company's quarterly financial statements, including specific disclosures made in management's discussion and analysis, prior to the filing of its Quarterly Reports on Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any steps adopted in light of material control deficiencies.

4. Receive, and take any required or appropriate action in relation to, all reports and other communications which the independent auditor is required to make to the Audit Committee, including timely reports concerning:

        (a)     all critical accounting policies and practices to be used;

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        (b)     all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

        (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company's earnings press releases, including the use of "proforma" or "adjusted" non-GAAP information, and financial information filed on Form 8-K, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally by discussing the types of information to be disclosed and the type of presentation to be made.

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

7. Discuss with management, the independent auditor and any external actuary retained by the Company the reserving methodology and process of the Company and the Company's reserves, together with internal or external reports or studies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures by the Company's CEO and CFO in connection with their certifications required under the Securities Exchange Act of 1934, the rules of the New York Stock Exchange and other applicable laws, rules or regulations.

RELATIONSHIP WITH INDEPENDENT AUDITOR

10.     Review and evaluate the lead partner of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issue raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions

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        with respect to the independent auditor to the Board and make any recommendations to the Board concerning such matters as the Audit Committee deems advisable.

12. Ensure the rotation of the lead (or coordinating) audit partner (having primary responsibility for the audit) and the audit partner responsible for reviewing the audit as required by applicable law (I.E., in each case, if such partner has performed audit services for the Company in each of the five previous fiscal years).

13. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company during the one-year period preceding the date of initiation of the audit.

14. Discuss with the independent auditor issues on which they consulted with their national office for the Company and matters of audit quality and consistency.

15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

16. Review any significant changes to the audit plan, the results of the audit and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

INTERNAL AUDIT

17. Review and approve the Mission Statement & Charter for the internal audit department.

18. Review the appointment, performance, compensation and replacement of the senior internal auditing executive. The senior internal auditing executive shall report directly to the Chairman of the Audit Committee and administratively to the President & CEO.

19. Review the activities of the Company's internal audit department, including the proposed annual audit plan, periodic progress reports on the status of the plan, and summaries of any significant issues raised during the performance of internal audits, including the resolution of recommendations made concerning the Company's system of internal controls.

20. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit function.

21. Review the effectiveness of the internal audit department, including compliance with The Institute of Internal Auditors' International Standards for the Professional Practice of Internal Auditing.

COMPLIANCE

22. Obtain from the independent auditor assurance it has complied with the provisions of Section 10A(b) of the Securities Exchange Act of 1934.

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23.     Obtain at least annually, or more frequently, if appropriate, written reports from the Company's General Counsel and chief compliance officer, or persons fulfilling such roles, as to whether the Company is in material compliance with applicable legal requirements and the Company's Code of Business Conduct and Ethics and Compliance Program.

24. Advise the Board at least annually, or more frequently, if appropriate, with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

25. Review at least annually, or more frequently, if appropriate, with the General Counsel and chief compliance officer, or persons fulfilling such roles, compliance with the Company's Code of Business Conduct and Ethics, as well as the implementation and effectiveness and the administration, training, monitoring and auditing of the related Compliance Program.

26. Discuss with the General Counsel and chief compliance officer (or persons fulfilling such roles), other appropriate members of management and the independent auditor, as appropriate, any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

RISK MANAGEMENT AND INTERNAL CONTROLS

27. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. Other committees of the Board may also review such risk assessment and risk management policies.

28. Discuss with the independent auditor, the senior internal auditing executive and others as appropriate the integrated review of emerging long-term risk trends and review and discuss action plans as appropriate.

29. Discuss with management and the senior risk management executive the effectiveness of the Company's enterprise risk management system.

30. Receive periodic reports from the senior risk management executive on major risks and exposures and actions by management to mitigate risk.

31. Discuss the Company's anti-fraud program with management, the senior internal auditing executive and the independent auditor and review the implementation of controls to mitigate fraud risks.

32. Discuss with management, the independent auditor and the senior internal auditing executive the design and effectiveness of the Company's internal controls.

33. Discuss with management, the independent auditor and the senior internal auditing executive (a) any significant deficiencies in the design or operation of internal controls

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        which could adversely affect the Company's ability to record, process, summarize and report financial data and any material weaknesses to the Company's internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

34. Discuss with management, the independent auditor and the senior internal auditing executive the internal control report required to be included in the Company's Annual Report on Form 10-K.

OTHER RESPONSIBILITIES

35. Discuss with the Company's General Counsel any legal matters that reasonably could have a material impact on the financial statements or the Company's compliance policies.

36. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

37. Discuss and provide input to the Compensation Committee as to management's performance relating to internal audits performed by the Company's internal audit department.

38. Perform such other activities as the Committee or the Board of Directors may from time to time deem necessary or appropriate.

INTERPRETATION

For the avoidance of doubt, while the Audit Committee has the responsibilities and powers set forth in this Charter, nothing in this Charter should be interpreted as creating any duty or obligation on the part of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Also, nothing herein should be construed as imposing on the Audit Committee responsibility to ensure compliance with laws and regulations and the Company's Code of Business Conduct and Ethics, or to set or determine the adequacy of the Company's reserves. All such matters are the responsibilities of management and the independent auditor, as appropriate.

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